FIRST AMENDMENT TO
SEPARATION AND CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO SEPARATION AND CONSULTING AGREEMENT (this "First Amendment"), dated as of December 8, 2017, is entered into by and among InvenTrust Properties Corp., a Maryland corporation (the "Company"), and David F. Collins ("Executive"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Company and Executive previously entered into that certain Separation and Consulting Agreement, dated September 6, 2017 (the "Agreement"), which provides for Executive's resignation from his position as Executive Vice president, Portfolio Management of the Company and as an officer and employee of the Company and its subsidiaries effective as of December 31, 2017, and Executive thereafter rendering certain services as a consultant to the Company upon the terms and conditions set forth in the Agreement;

WHEREAS, pursuant to Section 12 of the Agreement, the Company and Executive may modify the Agreement in writing; and

WHEREAS, the Company and Executive desire to amend the Agreement as set forth herein to reflect the increased level of consulting services to be provided by Executive to the Company during the period from January 1, 2018 through March 31, 2018 and to extend the Consulting Period.

NOW, THEREFORE, BE IT RESOLVED, that the Agreement is hereby amended as set forth herein.

AMENDMENT

1. The fourth sentence of Section 1(a) of the Agreement are hereby amended and restated in its entirety as follows:

   "The parties agree that, based on the level of consulting services to be provided by Collins to the Company following the Separation Date pursuant to Section 3 below, Collins' resignation as of the Separation Date shall not constitute a "separation from service" from the Company within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulation Section 1.409A-1(h) (a "Separation from Service"), and that Collins is expected to incur a Separation from Service on April 1, 2018 in connection with the anticipated reduction in the level of consulting services to be provided by Collins to the Company as of and following such date."

2. Section 2(a) of the Agreement is hereby amended and restated in its entirety as follows:

   "InvenTrust shall pay to Collins an amount equal to $1,181,925, payable over a period of twelve (12) consecutive months following the date of Collins' Separation from Service in equal installments in accordance with the Company's normal payroll practices, commencing on or within thirty (30) days following the date of such Separation from Service."

3. The first sentence of Section 3(a) of the Agreement is hereby amended and restated in its entirety as follows:

"Provided that Collins remains employed with the Company until the Separation Date, during the period commencing on January 1, 2018 and ending on September 30, 2018 (or such earlier date on which Collins' consulting relationship with the Company is terminated as provided herein) (the "Consulting Period"), Collins shall provide consulting services to the Company as specified on Exhibit C attached hereto and such other services as may be requested by the Company's Chief Executive Officer or Chief Financial Officer (The "Consulting Services").

4. The third sentence of Section 3(a) of the Agreement is hereby amended and restated in its entirety as follows:

"Collins agrees that he shall render an average of 40 hours of Consulting Services per week during the period commencing on January 1, 2018 and ending on March 31, 2018, and thereafter Collins agrees that he shall render an average of 10 hours of Consulting Services per week through the remainder of the Consulting Period, and Collins agrees to act at all times in the best interests of the Company."

5. Section 3(b)(i) is hereby amended and restated in its entirety as follows:

"During the portion of the Consulting Period commencing on January 1, 2018 and ending on March 31, 2018, the Company shall pay Collins a consulting fee equal to $34,666.67 per month, and during the portion of the Consulting Period commencing on April 1, 2018 through the remainder of the Consulting Period, the Company shall pay Collins a consulting fee equal to $8,333.33 per month (the "Monthly Consulting Fee")."

6. This First Amendment shall be and is hereby incorporated in and forms a part of the Agreement.

7. Except as expressly provided herein, all terms and provisions of the Agreement shall remain in full force and effect.

[*Signature Page Follows*]

THE PARTIES STATE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND THAT THEY INTEND TO BE BOUND THERETO.

DAVID F. COLLINS	INVENTRUST PROPERTIES CORP.
[signature]	By: [signature]
	Its: President
Dated: 12/8/17	Dated: 12-8-2017